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                                                                    EXHIBIT 10.5

                  NORAM ENERGY CORP. 1994 INCENTIVE EQUITY PLAN

                                 First Amendment

                  NorAm Energy Corp., a Delaware corporation ("NorAm"), established the NorAm Energy Corp. 1994 Incentive Equity Plan, effective January 1, 1994, and as thereafter amended (the "Plan"). As the successor to NorAm, Reliant Energy, Incorporated, a Texas corporation (the "Company"), having reserved the right under Section 15(a) thereof to amend the Plan, does hereby amend the Plan, effective January 1, 2001, as follows:

         1. The first sentence of the Plan shall be amended by removing the clause "(the 'Company')" therefrom.

         2. The following new definition of "Company" is hereby added as Section 2(h) of the Plan, and all subsequent definitions shall be redesignated and all affected references are hereby amended accordingly:

                  "(h) 'Company' means Reliant Energy, Incorporated, a Texas corporation, and any successor thereto."

         3. The following new definition of "Employer" is hereby added as
Section 2(i) of the Plan (prior to the redesignation in paragraph 2 herein), and all subsequent definitions shall be redesignated and all affected references are hereby amended accordingly:

                  "(i) 'Employer' means the Company, Resources, a Subsidiary, or a Resources Subsidiary that employs the Key Employee."

         4. The following new definition of "Resources" is hereby added as
Section 2(r) of the Plan (prior to the redesignations in paragraphs 2 and 3 herein), and all subsequent definitions shall be redesignated and all affected references are hereby amended accordingly:

                  "(r) 'Resources' means Reliant Resources, Inc., a Delaware corporation, or a successor to Reliant Resources, Inc. in the ownership of substantially all of its assets."


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         5. The following new definition of "Resources Subsidiary" is hereby added as Section 2(s) of the Plan (prior to the redesignations in paragraphs 2 and 3 herein and after the redesignation in paragraph 4 herein), and all subsequent definitions shall be redesignated and all affected references are hereby amended accordingly:

                  "(s) 'Resources Subsidiary' means a subsidiary corporation of Resources as defined in Section 424(f) of the Code."

         6. Section 13 of the Plan is hereby amended in its entirety to read as follows:

                  "Withholding Taxes. The Company or its designated third party administrator shall have the right to deduct taxes at the applicable supplemental rate from any payment or delivery hereunder and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes or other amounts required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes, provided that withholding obligations with respect to Option Rights may only be satisfied in cash as long as withholding of stock following the exercise of an Option Right would result in a charge to earnings. The Committee may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the award with respect to which withholding is required, except with respect to Option Rights. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the fair market value when the tax withholding is required to be made."

         7. Section 15(c) of the Plan is hereby amended in its entirety to read as follows:

                  "(c) This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with any Employer, nor will it interfere in any way with any right any Employer would otherwise have to terminate such Participant's employment or other service at any time."

         8. A new Section 16 is hereby added to the Plan to read as follows:

                  "16. Service with Resources Not a Termination. From and after January 1, 2001, service with Resources or a Resources Subsidiary shall not constitute a termination of employment hereunder or under any grant authorized hereunder, and the transfer of a Participant from employment by one Employer to employment by another Employer shall not be deemed to be a termination of employment; provided, however, that following the Distribution (as defined below), the transfer of employment from the Company (or a Subsidiary) to Resources (or a Resources Subsidiary) or vice versa shall constitute a termination of employment for purposes of the Plan. "Distribution" means the distribution by the Company to the holders of its Common Stock of all of the shares of the common stock of Resources it then owns."



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                  IN WITNESS WHEREOF, the Company has caused these presents to be executed by its duly authorized officer in a number of copies, all of which shall constitute one and the same instrument, which may be sufficiently evidenced by any executed copy hereof, this 7th day of August, 2002, but effective as of January 1, 2001.

                                       RELIANT ENERGY, INCORPORATED



                                       By /s/ David M. McClanahan
                                         ---------------------------------------
                                         David M. McClanahan
                                         President and Chief Operating Officer,
                                         Reliant Energy Delivery Group
ATTEST:

/s/ Richard B. Dauphin
-----------------------------
Assistant Corporate Secretary